COOPERATIVE BANKSHARES REPORTS SECOND QUARTER EARNINGS

For Immediate Release: July 21, 2004

     Wilmington, NC--Cooperative Bankshares, Inc. (NASDAQ: "COOP") reported net income for the quarter ended June 30, 2004, of $1,123,582 or $0.39 per diluted share. Net income for the quarter ended June 30, 2003, was $1,423,239 or $0.49 per diluted share. The reduction in net income was mainly due to the expenses associated with four additional branches and lower income from reduced mortgage banking activities. There was also an additional $120,000 added to the provision for loan losses due to the exceptional growth in the loan portfolio.

     Net income for the six months ended June 30, 2004, was $2,042,053 or $0.70 per diluted share. Net income for the six months ended June 30, 2003 was $2,810,889 or $0.97 per diluted share.

     Total assets at June 30, 2004, were $527.9 million and stockholders' equity was $44.4 million or $15.52 per share and represented 8.41% of assets.

     Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through offices in Wilmington, North Carolina; North Myrtle Beach, South Carolina; and Virginia Beach, Virginia.

For Additional Information:

SEC Form 8-K has been filed which contains additional information.
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Contacts:
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/CFO
Linda B. Garland, Vice President/Secretary
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

            COOPERATIVE BANKSHARES, INC.
                   201 MARKET ST.                               UNAUDITED SELECTED FINANCIAL DATA
                WILMINGTON, NC 28401                                   NASDAQ SYMBOL: COOP

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BALANCES AS OF:                                          06/30/04          03/31/04         12/31/03        09/30/03      06/30/03
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                 $527,876,163      $518,881,798     $502,436,889   $496,497,455   $522,083,786
STOCKHOLDERS'  EQUITY                                    44,391,367        44,226,942       43,143,398     42,236,592     41,021,651
DEPOSITS                                                380,595,343       376,450,494      367,202,433    363,077,536    373,708,748
BOOK VALUE (2,860,764 SHARES as of 6/30/04)                   15.52             15.46            15.14          14.82          14.40

NON-PERFORMING ASSETS:
  ACCRUING LOANS  90  DAYS PAST DUE                         512,123           215,066          146,686        433,305        462,757
  NON-ACCRUAL LOANS                                               -             4,947          120,372        125,761        135,295
  FORECLOSED REO                                            172,070                 -                -        519,320        898,800
                                                     -------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                        $    684,193      $    220,013     $    267,058    $ 1,078,386    $ 1,496,852
                                                     ===============================================================================

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FOR THE QUARTER ENDED:                                      06/30/04        03/31/04         12/31/03        09/30/03      06/30/03
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NET INTEREST MARGIN                                            3.69%             3.68%            3.76%          3.55%         3.65%
  (net interest income / average interest-
   earning assets)

EARNING ASSETS / LIABILITIES                                 111.30%           110.50%          109.30%        109.60%       108.90%

STOCKHOLDERS' EQUITY/ASSETS                                    8.41%             8.52%            8.59%          8.51%         7.86%

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NET INCOME                                             $  1,123,582      $    918,470     $  1,162,930    $ 1,430,407    $ 1,423,239
                                                     ===============================================================================

NET INCOME  PER DILUTED SHARE                                $ 0.39            $ 0.32           $ 0.40         $ 0.49         $ 0.49
                                                     ===============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                        2,909,148         2,913,184        2,908,354      2,901,844      2,895,190
                                                     ===============================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                                          $    300,000      $    220,000     $    180,000    $   180,000    $   180,000
    CHARGE OFFS                                              39,877            28,396           20,260          7,517         67,402
    RECOVERIES                                               19,551               355            3,299            782          1,257
                                                     -------------------------------------------------------------------------------
    BALANCE                                            $  3,918,635      $  3,638,961     $  3,447,002    $ 3,283,963    $ 3,110,698
                                                     ===============================================================================
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Note:    Earnings per share are computed based on the weighted average number of dilutive shares outstanding, after giving retroactive effect for any stock dividends and splits.